UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 22, 2011
COPANO ENERGY, L.L.C.
(Exact name of registrant as specified in its charter)

Delaware	001-32329	51-0411678
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2727 Allen Parkway, Suite 1200 Houston, Texas	77019
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 621-9547
Not Applicable.
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 7.01 Regulation FD Disclosure.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
Exhibit Index
EX-1.1
EX-99.1
EX-99.2
EX-99.3

Item 1.01 Entry into a Material Definitive Agreement.
     On March 22, 2011, Copano Energy, L.L.C. (“Copano”) entered into an Underwriting Agreement (the “Underwriting Agreement”), by and among Copano, its wholly owned subsidiary Copano Energy Finance Corporation (“Copano Finance” and, together with Copano, the “Issuers”), certain subsidiary guarantors named therein (the “Guarantors” and, together with the Issuers, the “Copano Parties”) and J.P. Morgan Securities LLC, as representative of the several underwriters named therein (collectively, the “Underwriters”), with respect to the issuance and sale in an underwritten public offering (the “Offering”) of $360,000,000 in aggregate principal amount of the Issuers’ 7.125% Senior Notes due 2021 (the “2021 Notes”). The issuance and sale of the 2021 Notes has been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to an automatic shelf registration statement on Form S-3 (File No. 333-162821), as amended, initially filed with the Securities and Exchange Commission on November 3, 2009. The closing of the Offering is expected to occur on April 5, 2011, subject to customary closing conditions.
     The Underwriting Agreement contains customary representations, warranties and agreements by the Copano Parties, customary conditions to closing, other obligations of the parties and termination provisions. Additionally, the Copano Parties have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities.
     The Underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for Copano and its affiliates, for which they received or will receive customary fees and expense reimbursement. Specifically, J.P. Morgan Securities LLC has been engaged to act as dealer manager and solicitation agent in connection with Copano’s pending tender offer for any and all of its outstanding 8.125% Senior Notes due 2016 (the “2016 Notes”) and the related consent solicitation. Certain of the Underwriters or their affiliates are holders of the 2016 Notes and, accordingly, may receive a portion of the proceeds of the Offering in Copano’s pending tender offer for the 2016 Notes. An affiliate of an Underwriter (U.S. Bancorp Investments, Inc.) is the trustee for the 2021 Notes. In addition, affiliates of each of the Underwriters are lenders under Copano’s revolving credit facility.
     The foregoing description is a brief summary of the Underwriting Agreement and does not purport to be a complete statement of the parties’ rights and obligations under the Underwriting Agreement. The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein.
Item 7.01 Regulation FD Disclosure.
     On March 22, 2011, Copano issued a press release announcing a cash tender offer and consent solicitation for any and all of its outstanding 2016 Notes. A copy of the press release is furnished as Exhibit 99.1 hereto.
     On March 22, 2011, Copano issued a press release announcing the Offering. A copy of the press release is furnished as Exhibit 99.2 hereto.
     On March 22, 2011, Copano issued a press release announcing pricing of the Offering. A copy of the press release is furnished as Exhibit 99.3 hereto.
     In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K under this Item 7.01, including Exhibits 99.1, 99.2 and 99.3, shall be deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and Exhibits be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

1.1
Underwriting Agreement, dated as of March 22, 2011, by and among Copano, Copano Finance, the Guarantors named therein and J.P. Morgan Securities LLC, as sole representative of the several Underwriters named therein.

99.1	Press release dated March 22, 2011, announcing commencement of a cash tender offer and consent solicitation for any and all of Copano’s 8.125% Senior Notes due 2016.

99.2	Press release dated March 22, 2011, announcing commencement of the Offering.

99.3	Press release dated March 22, 2011, announcing pricing of the Offering.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 23, 2011	COPANO ENERGY, L.L.C.
	By:	/s/ Douglas L. Lawing
Douglas L. Lawing
Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

1.1
Underwriting Agreement, dated as of March 22, 2011, by and among Copano, Copano Finance, the Guarantors named therein and J.P. Morgan Securities LLC, as sole representative of the several Underwriters named therein.

99.1	Press release dated March 22, 2011, announcing commencement of a cash tender offer and consent solicitation for any and all of Copano’s 8.125% Senior Notes due 2016.

99.2	Press release dated March 22, 2011, announcing commencement of the Offering.

99.3	Press release dated March 22, 2011, announcing pricing of the Offering.

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